Exhibit 10.1

July 12, 2023

Mr. Robert A. Iger
Chief Executive Officer
The Walt Disney Company
500 South Buena Vista Street
Burbank, California 91521

Amendment to Employment Agreement dated as of November 20, 2022

This letter amends your Employment Agreement with The Walt Disney Company (the “Company”), dated as of November 20, 2022 (the “Agreement”) and scheduled to expire on December 31, 2024, to (1) extend the term thereof to December 31, 2026, and (2) make such other changes to the terms and conditions of the Agreement as set forth below. In connection therewith, you and the Company hereby agree to the following, effective as of the date of this letter (the “Effective Date”).
1.Paragraph 1 of the Agreement and the definition of “Scheduled Expiration Date” in Paragraph 5(e) of the Agreement are each hereby amended to substitute the date December 31, 2026, for the date December 31, 2024.
2.During the Employment Period, you will continue to serve as Chief Executive Officer of the Company and in such other positions with the Company and its subsidiaries and affiliates consistent with your position as the Board shall reasonably assign you from time to time. You will continue to report to the Board and shall be the senior most executive officer of the Company. In your position as Chief Executive Officer, you will have such duties, authority and responsibilities as determined from time to time by the Board, which duties, authority and responsibilities will be consistent with your position as Chief Executive Officer. The other terms of Paragraph 2 of the Agreement shall continue to apply during the Employment Period.
3.Your target annual incentive bonus opportunity under the Annual Plan for each full fiscal year during the Employment Period commencing after the Effective Date hereof shall be five hundred percent (500%) of your Base Salary as in effect at the end of such fiscal year. For the current fiscal year, your target annual incentive plan bonus opportunity will be based on the sum of the target opportunity previously in effect, pro-rated for the portion of the fiscal year that has passed prior to the date hereof, and the target bonus opportunity stated above, pro-rated for the period from and after the date hereof through the end of the current fiscal year. In addition, if your employment continues until and ends upon the Scheduled Expiration Date, the Compensation Committee may, in its discretion, award you the opportunity to earn an annual discretionary incentive bonus under the Annual Plan for the fiscal year in which the termination occurs in consideration of your contributions during such fiscal year. Such bonus shall be payable at the same time annual cash bonuses are paid to senior management and shall be based on actual achievement of performance targets, evaluated as if you had remained employed through the end of the applicable performance period.

4.Further, effective for fiscal years commencing after the Effective Date, for each fiscal year of the Company ending during the Employment Period, at least sixty percent (60%) of your annual long-term incentive compensation awarded pursuant to Paragraph 3(c) of the Agreement shall be in the form of performance-based restricted stock units that will be eligible to vest upon achievement of performance criteria over a three-year performance period. The terms of Paragraph 3(c) shall otherwise continue to apply during the Employment Period.
5.In addition, Paragraph 8(e) of the Agreement shall be amended such that the provision by the Company of post-employment security services pursuant to such paragraph shall be required to be performed for the full period specified in the Prior Agreement without any reduction for the period such post-employment security services were provided prior to the Commencement Date. The terms of Paragraph 8(e) shall otherwise continue to apply during the Employment Period.
Except as specified above, the Agreement shall otherwise continue in accordance with its terms. Defined terms used, but not defined, in this letter have the meanings ascribed thereto in the Agreement.
If you agree that the foregoing sets forth our full understanding regarding the amendment of the Agreement, please evidence your agreement and acceptance by signing this letter where indicated below.

THE WALT DISNEY COMPANY

Date:	July 12, 2023	By:	/s/ Sonia Coleman
Sonia Coleman
Senior Executive Vice President and
Chief Human Resources Officer
AGREED AND ACCEPTED

Date:	July 12, 2023		/s/ Robert A. Iger
Robert A. Iger

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